UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT : JANUARY 14, 2005

                       COMMISSION FILE NUMBER: 33-19980-D

                             CGI HOLDING CORPORATION
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

       Nevada                                   87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization


                            100 North Waukegan Road
                                    Suite 100
                           Lake Bluff, Illinois 60044
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (847) 615-2890
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01  Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on January 14, 2005, CGI Holding Corporation, a Nevada corporation (the "Company") completed its acquisition of MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studio, and Checkup Marketing, Inc. (collectively, the "MarketSmart Companies"). At the closing of the acquisition, the MarketSmart Companies, which following the acquisition became wholly owned subsidiaries of the Company, entered into separate employment agreements (each an "Employment Agreement") with each of Steven Thanhauser, Gregory J. Cox and M. Lewis Finch III, the shareholders of the MarketSmart Companies (collectively, the "MarketSmart Shareholders"). Pursuant to the Employment Agreements, Mr. Thanhauser was hired as the Chief Executive Officer, Mr. Finch as the President and Mr. Cox as the Vice President of the MarketSmart Companies.

Each Employment Agreement provides for the following: (i) an employment term ending on December 31, 2007; (ii) base salary equal to $217,000 per annum through December 31, 2005 and $250,000 per annum thereafter; (iii) other benefits that are generally available to the vice presidents of the Company's WebSourced, Inc. subsidiary; (iv) a non-competition and non-solicitation covenant during the term of the Employment Agreement and for a period of two years thereafter; (v) termination of the Employment Agreement by the MarketSmart Companies for cause or the disability of the applicable MarketSmart Shareholder or automatically upon the death of the applicable MarketSmart Shareholder; and
(vi) severance equal to all amounts that would have become due and owing through December 31, 2007 if the Company terminates the Employment Agreement other than for cause.

Item 2.01  Completion of Acquisition or Disposition of Assets.

     On January 14, 2005, the Company completed its acquisition of the MarketSmart Companies. The MarketSmart Companies provide advertising, public relations, marketing, branding and shopping evaluation services. The Company acquired the MarketSmart Companies through a merger. As a result of the merger, the MarketSmart Shareholders, received an aggregate of $3 million in cash and one million shares of the Company's common stock. In addition, the MarketSmart Shareholders may receive an aggregate of up to $100,000 based on the pre-tax earnings of the MarketSmart Companies for the first four full calendar quarters following the closing. In addition, the Company issued warrants to purchase an aggregate of 260,000 shares of its common stock to the MarketSmart Shareholders and the employees of the MarketSmart Companies.

Item 9.01         Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K within seventy one (71) days of January 14, 2005.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Form 8-K within seventy one (71) days of January 14, 2005.

(c) Exhibits

2.1 Agreement by and among the Company, MarketSmart Acquisition Sub, Inc. (a wholly owned subsidiary of the Company), Rightstuff Acquisition Sub, Inc. (a wholly owned subsidiary of the Company), Checkup Acquisition Sub, Inc. (a wholly owned subsidiary of the Company), the MarketSmart Companies and the MarketSmart Shareholders, dated January 14, 2004

99.1 Press Released dated January 14, 2005 announcing closing of acquisition of MarketSmart Companies.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 18, 2005

                                CGI HOLDING CORPORATION.
                                By:  /s/ Gerard M. Jacobs
                                ---------------------------
                                Name:     Gerard M. Jacobs
                                Title:    President and Chief Executive Officer


                                   EXHIBIT 2.1

                                    AGREEMENT

This Agreement (the "Agreement") is made and entered into as of January 14, 2005, by and among

CGI HOLDING CORPORATION, a Nevada corporation ("CGI"), MARKETSMART ACQUISITION SUB, INC., a North Carolina corporation and wholly owned subsidiary of CGI ("MarketSmart Acquisition Sub"), RIGHTSTUFF ACQUISITION SUB, INC., a North Carolina corporation and wholly owned subsidiary of CGI ("Rightstuff Acquisition Sub"), and CHECKUP ACQUISITION SUB, INC., a North Carolina corporation and wholly owned subsidiary of CGI ("Checkup Acquisition Sub"),

         and

MARKETSMART ADVERTISING, INC., a North Carolina corporation ("MarketSmart"), RIGHTSTUFF INC. d/b/a BRIGHT IDEA STUDIO, a North Carolina corporation
("Rightstuff"), CHECKUP MARKETING, INC., a North Carolina corporation ("Checkup"), STEVEN THANHAUSER ("Thanhauser"), a resident of North Carolina, GREGORY J. COX ("Cox"), a resident of North Carolina, and M. LEWIS FINCH III ("Finch"), a resident of North Carolina.

Thanhauser, Cox and Finch are sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders"). MarketSmart, RightStuff and Checkup are sometimes referred to herein each, individually, as a "Selling Corporation" and, collectively, as the "Selling Corporations". MarketSmart Acquisition Sub, RightStuff Acquisition Sub and Checkup Acquisition Sub are sometimes referred to herein each, individually, as an "Acquiring Corporation" and, collectively, as the "Acquiring Corporations".CGI, MarketSmart Acquisition Sub, Rightstuff Acquisition Sub, Checkup Acquisition Sub, MarketSmart, Rightstuff, Checkup, Thanhauser, Cox and Finch are sometimes referred to herein each, individually, as a "Party" and, collectively, as the "Parties".

                                   WITNESSETH:

     WHEREAS,  the Selling  Corporations  are generally  engaged in advertising,
public   relations  and  so-called   "secret   shopping"   business   activities
(collectively, the "Business"); and

     WHEREAS, the Boards of Directors of CGI, the Acquiring Corporations and the Selling Corporations have each approved this Agreement and the mergers of MarketSmart with and into MarketSmart Acquisition Sub, of Rightstuff with and into Rightstuff Acquisition Sub, and of Checkup with and into Checkup
Acquisition Sub, respectively (individually a "Merger" and collectively, the "Mergers"), in accordance with the laws of the State of North Carolina and the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the respective meanings set forth below:

"Action" means any claim, demand, action, cause of action, chose in action, right of recovery, right of set-off, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

"Affiliate" means, with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to the specified Person:
(a) any other Person which beneficially owns or holds 10% or more of the outstanding voting securities or other securities convertible into voting securities of such Person, (b) any other Person of which the specified Person beneficially owns or holds 10% or more of the outstanding voting securities or other securities convertible into voting securities, or (c) any director, officer or employee of such Person.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed in the city of Chicago, Illinois.

"Business Interests" means the ownership of up to (but not more than) one percent (1%) of any class of securities of enterprise (but without otherwise participating, directly or indirectly, in the management or operations of such enterprise) if such securities are listed on any national or regional exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof and any regulations promulgated thereunder.

"CGI Common Stock" means Common Stock, $.001 par value per share, of CGI.

"Closing" shall mean the closing of the transactions contemplated by this Agreement.

"Closing Date" shall mean the day on which the Closing takes place.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Contract" means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

"Copyrights" mean all copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions.

"Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

"Database" means all data and other information recorded, stored, transmitted and retrieved in electronic form.

"Documents" means this Agreement together with the Articles of Merger and Plan of Merger in regard to each of the Mergers, the Schedules and Exhibits hereto, the Selling Corporations Disclosure Schedule, and the other agreements, documents and instruments required or contemplated to be executed in connection herewith.

"Earnout" means the contingent earnout payment described in Section 9.1.

"Earnout Period" means the first four (4) full calendar quarters following December 31, 2004.

"Employee Plans" means all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which have ever been sponsored or maintained or entered into for the benefit of, or relating to, any present or former employee or director of any of the Selling Corporations, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with any of the Selling Corporations, within the meaning of Section 414 of the Code (an "ERISA Affiliate"), whether or not such plan is terminated.

"Environmental Law" means any Law or Regulation pertaining to: (a) the protection of health, safety and the indoor or outdoor environment; (b) the conservation, management or use of natural resources and wildlife; (c) the protection or use of surface water and ground water; (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, emission, discharge, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance; or
(e) pollution (including any emission, discharge or release to air, land, surface water and ground water of any material); and includes, without limitation, CERCLA and the Solid Waste Disposal Act, as amended 42 U.S.C. 6901 et seq.

"Environmental Permits" means all Permits required under any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"GAAP"  means  United  States  generally  accepted  accounting   principles  and
practices in effect from time to time consistently applied.

"Governmental Authority" means any governmental or legislative agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

"Hardware"  means  all  mainframes,   midrange  computers,  personal  computers,
notebooks, servers, switches, printers, modems, drives, peripherals and any component of any of the foregoing.

"Hazardous Substance" means any Hazardous Substance, as defined in CERCLA, and any other chemical, compound, product, solid, gas, liquid, pollutant, contaminant or material which is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof).

"Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of any of the Selling Corporations or a lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss and all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

"Information  System"  means  any  combination  of  Hardware,   Software  and/or
Database(s)  employed  primarily  for  the  creation,   manipulation,   storage,
retrieval, display and use of information in electronic form or media.

"Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending Patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending Patent application or applications, (c) Patents, (d) Trademarks, (e) Copyrights, (f) Software, (g) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, Databases, Information Systems, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for Patents, and to register Trademarks and Copyrights, (k) all rights under the License Agreements and any licenses, registered user agreements, technology or materials, transfer agreements, and other agreements or instruments with respect to items in (a) to (j) above; and (l) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

"Inventories" means all inventories, including, without limitation, merchandise, raw materials, work-in-process, finished goods, replacement parts, packaging, office supplies, maintenance supplies, computer parts and supplies and Hardware related to the Business maintained, held or stored by or for any of the Selling Corporations at any location whatsoever and any prepaid deposits for any of the same.

"IRS" shall mean the United States Internal Revenue Service.

     "Knowledge" means (a) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter, and (b) in the case of a Person (other than an individual) such Person will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. "Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction.

     "Leased Real Property" means the real property leased by any of the Selling Corporations as tenant, together with, to the extent leased by any of the Selling Corporations all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any of the Selling Corporations attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Order, Liabilities for Taxes and those Liabilities arising under any Contract.

     "Liens" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase, or charge of any kind (including any agreement to give any of the foregoing), provided, however, that the term "Lien" shall not include: (a) Liens for Taxes, assessments and charges any Governmental Authority due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made); (b) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto; (c) Liens for Taxes either not due and payable or due but for which notice of assessments has not been given; (d) undetermined or inchoate Liens, charges and privileges incidental to current construction or current operations and statutory Liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any Governmental Authority which have not at the time been filed or registered against the title to the asset or served upon any of the Selling Corporations pursuant to Law or which relate to obligations not due or delinquent; (e) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; (f) security given in the ordinary course of the Business, as applicable, to any public utility, municipality or Government Authority in connection with the operations of the Business, as applicable, other than security for borrowed money; (g) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws; and (h) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

     "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, inquiry, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Authority, arbitrator or other tribunal.

     "Material Adverse Effect" means any circumstance, change in, or effect on, the Business or any of the Selling Corporations that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business or any of the Selling Corporations: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities (including, without limitation, contingent Liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business, or (b) could materially adversely affect the ability of any of the Acquiring Corporations to operate or conduct the Business in the manner in which it is currently operated or conducted, or contemplated to be conducted.

     "Order"  shall  mean  any  judgment,   order,  writ,  injunction,   ruling,
stipulation, determination, award or decree of or by, or any settlement under the jurisdiction of, any Court or Governmental Authority.

     "Owned Real Property" means the real property owned by any of the Selling Corporations together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any of the Selling Corporations attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

     "Patents" mean all national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications, including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application.

     "Permits" means any licenses, permits, pending applications, consents, certificates, registrations, approvals and authorizations.

     "Person" means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint stock company, joint venture, trust or any other entity.

     "Real Property" means the Leased Real Property and the Owned Real Property.

     "Receivables" means any and all accounts receivable, notes, book debts and other amounts due or accruing due to any of the Selling Corporations in connection with the Business whether or not in the ordinary course, together with any unpaid financing charges accrued thereon and the benefit of all security for such accounts, notes and debts.

     "Registration Rights Agreement" has the meaning assigned in Section 10.1.

     "Regulation" means any rule or regulation of any Governmental Authority.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of any of the Selling Corporations and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

     "Subsidiary" or "Subsidiaries" of a specified Person means any other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding voting securities or other securities convertible into voting securities, or which may effectively be controlled, directly or indirectly, by such Person.

     "Tax" or "Taxes" means any and all federal, state, local, or foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, disability, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

     "Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or other taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

     "Trademarks" mean all trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions.

     "Web Sites" means all web sites, domain names, and associated internet properties, rights, titles and interests in any way directly or indirectly used in or associated with the Business, including but not limited to those certain web sites and domain names set forth in that certain letter re: web sites and domain names dated the date of this Agreement from Cox to Gerard M. Jacobs, President and Chief Executive Officer of CGI.

     "WebSourced" means WebSourced, Inc., a North Carolina corporation and a wholly-owned subsidiary of CGI.

                                   ARTICLE II
                                   THE MERGERS

     2.1 The Mergers.At the Effective Time (as hereinafter defined), in accordance with the laws of the State of North Carolina and the terms and conditions of the Documents, MarketSmart shall be merged with and into MarketSmart Acquisition Sub, Rightstuff shall be merged with and into Rightstuff Acquisition Sub, and Checkup shall be merged with and into Checkup Acquisition Sub, respectively. From and after the Effective Time, the separate corporate existence of each of the Selling Corporations shall cease and the Acquiring Corporations, as the surviving corporations in the Mergers, shall continue their respective existence under the laws of the State of North Carolina as wholly owned subsidiaries of CGI. MarketSmart Acquisition Sub, Rightstuff Acquisition Sub and Checkup Acquisition Sub, as the surviving corporations after the Mergers, are hereinafter sometimes referred to as "MarketSmart Surviving Corporation", "Rightstuff Surviving Corporation", and "Checkup Surviving Corporation", respectively, or individually as a "Surviving Corporation" and collectively as the "Surviving Corporations".

     2.2 Effective Time. Subject to the provisions of this Agreement, on the Closing Date (as hereinafter defined) or as soon thereafter as is practicable the Parties shall cause each of the Mergers to become effective by executing and filing with the Secretary of State of the State of North Carolina in accordance with North Carolina law Articles of Merger with a Plan of Merger attached as an Exhibit thereto in regard to such Merger, in substantially the form of Exhibits 2.2(a), 2.2(b) and 2.2(c), respectively, attached hereto and hereby made a part hereof (collectively, the "Articles of Merger and Plans of Merger"), the date and time of such filing, or such other date and time as may be agreed upon by the Parties and specified therein, being hereinafter referred to as the "Effective Time". The Parties agree that, for tax, accounting and reporting purposes, the Effective Time shall be 12:01 a.m. on January 1, 2005. No Party shall issue or make any statement, or otherwise take any position, that is contrary to the provisions of the preceding sentence.

     2.3 Effect of the Mergers. At the Effective Time, the Mergers shall have the effect set forth in the Documents and in the applicable provisions of law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, immunities, powers and franchises of each of the Selling Corporations and the Acquiring Corporation merging with it shall vest in the Surviving Corporation of such Merger, and all of the debts, liabilities and duties of such Selling Corporation and of such Acquiring Corporation shall become the debts, liabilities and duties of such Surviving Corporation, respectively.

     2.4 Articles of Incorporation and Bylaws. From and after the Effective Time and without further action on the part of the Parties, the Articles of Incorporation and Bylaws of each of the Acquiring Corporations immediately prior to the Effective Time of a Merger shall be the Articles of Incorporation and Bylaws of the Surviving Corporation in such Merger, respectively, until amended in accordance with the respective terms thereof; provided that the Articles of Incorporation of the Acquiring Corporations shall be amended as provided in the Articles of Merger and Plans of Merger to change the names of the Acquiring Corporations.

     2.5 Directors. (a) The directors of MarketSmart Surviving Corporation shall be Gregory J. Cox, Gerard M. Jacobs and S. Patrick Martin, each to hold office in accordance with the Articles of Incorporation and the Bylaws of MarketSmart Acquisition Sub, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with MarketSmart Acquisition Sub's Articles of Incorporation and Bylaws.

     (b) The directors of the Rightstuff Surviving  Corporation shall be Gregory
J.  Cox,  Gerard  M.  Jacobs  and S.  Patrick  Martin,  each to hold  office  in accordance with the Articles of Incorporation and the Bylaws of Rightstuff Acquisition Sub, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Rightstuff Acquisition Sub's Articles of Incorporation and Bylaws.

     (c) The directors of the Checkup Surviving Corporation shall be Gregory J. Cox, Gerard M. Jacobs and S. Patrick Martin, each to hold office in accordance with the Articles of Incorporation and the Bylaws of Checkup Acquisition Sub, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Checkup Acquisition Sub's Articles of Incorporation and Bylaws.

     The Parties agree that, for so long as at least one (1) of the Stockholders is employed by a Surviving Corporation, at least one (1) of the Stockholders (as determined a majority of the Stockholders) shall serve as a director of each of the Surviving Corporations, provided that the individual selected by the Stockholders is eligible to serve as a director of a publicly traded corporation under the rules of the Securities and Exchange Commission and each exchange on which the stock of CGI is traded, and that the appointment of such individual as a director does not have an adverse impact on any Surviving Corporation, or any Affiliate of a Surviving Corporation, under the rules of the Securities and Exchange Commission or any such exchange.

     2.6 Conversion of Stock, Etc. At the Effective Time, by virtue of the Mergers and without any action on the part of the Parties or the holders of the following securities: All of the shares of MarketSmart's common stock, no stated par value per share ("MarketSmart Common Stock") issued and outstanding immediately prior to the Effective Time other than any shares of MarketSmart Common Stock to be canceled and retired pursuant to Section 2.7 ("MarketSmart Shares"), and all of the shares of Rightstuff's common stock, par value $1.00 per share ("Rightstuff Common Stock") issued and outstanding immediately prior to the Effective Time other than any shares of Rightstuff Common Stock to be canceled and retired pursuant to Section 2.7 ("Rightstuff Shares"), and all of the shares of Checkup's common stock, par value $100 per share ("Checkup Common Stock") issued and outstanding immediately prior to the Effective Time other than any shares of Checkup Common Stock to be canceled and retired pursuant to
Section 2.7 ("Checkup Shares") (the MarketSmart Shares, the Rightstuff Shares and the Checkup Shares are hereinafter sometimes referred to collectively as the "Selling Corporations Shares"), shall be converted automatically into the right to receive, in the aggregate: Three Million Dollars ($3,000,000) in cash (the "Cash Consideration"); One Million Two (1,000,002) shares of CGI Common Stock (the "Stock Consideration"); and the Earnout defined in Section 9.1, if earned (the "Earnout Consideration") (collectively, the "Merger Consideration"), subject to adjustment as set forth in Section 2.10. The Merger Consideration shall be allocated and disbursed among the holders of the Selling Corporations Shares in accordance with the allocations set forth on Exhibit 2.6 attached hereto and hereby made a part hereof. From and after the Effective Time, all shares of the Selling Corporations' capital stock shall automatically be redeemed and canceled and shall cease to exist, and each holder of a certificate that previously represented any such share of the Selling Corporations' capital stock (collectively, the "Selling Corporations Certificates") shall cease to have any rights with respect thereto other than the right to receive, if any, their portion of the Merger Consideration as set forth on Exhibit 2.6. The foregoing Merger Consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to the Selling Corporations Shares, and after the Effective Time, there shall be no further registration or transfers of the Selling Corporations Shares. If after the Effective Time, any Selling Corporations Certificates are presented to any of the Surviving Corporations for any reason, they shall be cancelled and exchanged as provided in this Section
2.6 and Exhibit 2.6. If any Selling Corporations Certificates representing Selling Corporations Shares shall have been lost, stolen or destroyed, CGI shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Merger Consideration; provided, however, that CGI may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against CGI or any of the Surviving Corporations with respect to the certificates alleged to have been lost, stolen or destroyed.

     2.7 Cancellation of Shares. Immediately prior to the Effective Time: Each share of MarketSmart Common Stock either held in MarketSmart's treasury or owned by any direct or indirect wholly owned subsidiary of MarketSmart immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or payment therefor; each share of Rightstuff Common Stock either held in Rightstuff's treasury or owned by any direct or indirect wholly owned subsidiary of Rightstuff immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or payment therefor; and each share of Checkup Common Stock either held in Checkup's treasury or owned by any direct or indirect wholly owned subsidiary of Checkup immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or payment therefor.

     2.8 Stock Options; Warrants. Prior to the Effective Time: The Stockholders, at the Stockholders' sole expense, shall take all actions necessary to cause all capital stock of the Selling Corporations other than the MarketSmart Common Stock, Rightstuff Common Stock and Checkup Common Stock held by the Stockholders and being exchanged for the Merger Consideration in accordance with Section 2.6, and all options, warrants and other contractual or other rights to purchase or otherwise acquire or convert into MarketSmart Common Stock, Rightstuff Common Stock or Checkup Common Stock to be cancelled, extinguished and terminated.

     2.9 Capital Stock of Acquisition Subs. Each share of common stock of MarketSmart Acquisition Sub, par value $0.01 per share ("MarketSmart Acquisition Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of MarketSmart Surviving Corporation, par value $0.01 per share. From and after the Effective Time, each stock certificate of MarketSmart Acquisition Sub that previously represented shares of MarketSmart Acquisition Sub Common Stock shall evidence ownership of an equal number of shares of common stock of MarketSmart Surviving Corporation. Each share of common stock of Rightstuff Acquisition Sub, par value $0.01 per share ("Rightstuff Acquisition Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of Rightstuff Surviving Corporation, par value $0.01 per share. From and after the Effective Time, each stock certificate of Rightstuff Acquisition Sub that previously represented shares of Rightstuff Acquisition Sub Common Stock shall evidence ownership of an equal number of shares of common stock of Rightstuff Surviving Corporation. Each share of common stock of Checkup Acquisition Sub, par value $0.01 per share ("Checkup Acquisition Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of Checkup Surviving Corporation, par value $0.01 per share. From and after the Effective Time, each stock certificate of Checkup Acquisition Sub that previously represented shares of Checkup Acquisition Sub Common Stock shall evidence ownership of an equal number of shares of common stock of Checkup Surviving Corporation.

     2.10 Adjustments to the Consideration. Without limiting any other provision of this Agreement:

     (a) The Cash Consideration shall be adjusted downward, dollar-for-dollar, by the amount of any cash or other assets taken out of the Selling Corporations by any of the Stockholders after August 31, 2004, other than (1) via salaries and other payments made in the ordinary course of the Business consistent with historical practices, or (2) as permitted by Section 6.4(a); and

     (b) the Stock Consideration shall be adjusted, at any time and from time to time prior to the Closing Date, to fully reflect the effect of any stock split, reverse split, stock dividend (including, without limitation, any dividend or distribution of securities convertible into CGI Common Stock), reorganization, recapitalization or other like change with respect to CGI Common Stock effective between the date of this Agreement and the Closing Date.



     2.11 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporations full right, title and possession of all properties, assets, rights, privileges, powers and franchises of the Selling Corporations and the Acquiring Corporations, the officers and directors of the Selling Corporations and the Surviving Corporations shall be and are fully authorized and directed, in the name of and on behalf of their respective corporations, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement. CGI shall cause the Acquiring Corporations to perform all of their respective obligations relating to this Agreement and the transactions contemplated hereby.

                                  Article III
                             CONSIDERATION; CLOSING

     3.1 Consideration.

     (a) As consideration for the Mergers, the Stockholders shall be entitled to receive the Merger Consideration as set forth in Section 2.6 and Exhibit 2.6 attached hereto.

     (b) All certificates representing CGI Common Stock issued pursuant to this Agreement shall bear a legend stating that such CGI Common Stock has not been registered under the Securities Act, and may not be transferred or sold without such registration or an exemption therefrom.

     3.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Jordan Price Wall Gray Jones & Carlton, at 9:00 A.M. EST on January 14, 2005, or at such other place or time or on such other date as the Parties may agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                  THE STOCKHOLDERS AND THE SELLING CORPORATIONS

     The Selling Corporations Disclosure Schedule attached hereto (the "Disclosure Schedule") identifies by Section and Subsection any exception to a representation or warranty in this Article IV. In order to induce CGI and the Acquiring Corporations to enter into this Agreement and to consummate the transactions contemplated hereby, the Stockholders and the Selling Corporations each hereby represent and warrant to each of CGI and the Acquiring Corporations as follows:

     4.1 Organization and Qualification. Each of the Selling Corporations is a corporation duly organized, validly existing and in good standing under the laws of North Carolina, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 4.1, such jurisdictions being the only jurisdictions in which the failure to be so licensed or qualified could have a Material Adverse Effect on any of the Selling Corporations. All of the issued and outstanding shares of each of the Selling Corporations' capital stock were issued in compliance in all material respects with all applicable federal and state securities laws and are owned solely by the Stockholders.

     4.2 Subsidiaries and Affiliates. The Selling Corporations do not have any Subsidiaries, and the Selling Corporations do not own, directly or indirectly, any equity or other ownership interests of any Person. The Selling Corporations have no Affiliates.

     4.3 Charter, By-Laws and Corporate Records. True, correct and complete copies of each of (a) the Articles of Incorporation of each of the Selling Corporations as amended and in effect on the date hereof, (b) the By-Laws of each of the Selling Corporations as amended and in effect on the date hereof, and (c) the minute books of each of the Selling Corporations, have been previously made available to CGI and the Acquiring Corporations. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of each of the Selling Corporations from the date of its incorporation to the date hereof.

     4.4 Authorization; Enforceability. Each of the Selling Corporations has the corporate power and authority to own, hold, lease and operate its properties and assets and to carry on its business as currently conducted. Each of the Selling Corporations has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Documents to which it, he or she is a party and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by each of the Selling Corporations and each of the Stockholders, and no other action on the part of any of the Selling Corporations or any of the Stockholders is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by each of the Selling Corporations and the Stockholders have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, each of the Selling Corporations and each of the Stockholders, respectively, are enforceable against each of the Selling Corporations and each of the Stockholders in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.5 No Violation or Conflict. None of (a) the execution and delivery by the Selling Corporations and the Stockholders of this Agreement and the other Documents to be executed and delivered by the Selling Corporations and the Stockholders, (b) the consummation by the Selling Corporations and the Stockholders of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by the Selling
Corporations  and the  Stockholders  at the Closing,  will (1) conflict  with or violate the Articles of Incorporation or By-Laws of any of the Selling Corporations, (2) conflict with or violate any Law, Order or Permit applicable to any of the Selling Corporations or any of the Stockholders, or by which any of the Selling Corporations' properties are bound or affected, or (3) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of the Selling Corporations' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of any of the Selling Corporations pursuant to, any Contract, Permit or other instrument or obligation to which any of the Selling Corporations is a party or by which any of the Selling Corporations or its properties are bound or affected except, in the case of clause (2) or (3) above, for any such conflict, breach, violation, default or other occurrence that would not individually or in the aggregate, have a Material Adverse Effect on any of the Selling Corporations.4.6 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the other Documents by the Selling Corporations and the Stockholders do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

     4.7 Capital Structure. The authorized capital stock of MarketSmart consists of 1,000 shares of MarketSmart Common Stock. As of the date hereof all 1,000 shares of MarketSmart Common Stock were issued and outstanding (the "MarketSmart Shares"), and no MarketSmart Shares were held in treasury. The authorized capital stock of Rightstuff consists of 100,000 shares of Rightstuff Common Stock. As of the date hereof 1,000 shares of Rightstuff Common Stock were issued and outstanding (the "Rightstuff Shares"), and no Rightstuff Shares were held in treasury. The authorized capital stock of Checkup consists of 100,000 shares of Checkup Common Stock. As of the date hereof 10 shares of Checkup Common Stock were issued and outstanding (the "Checkup Shares"), and no Checkup Shares were held in treasury. Except as described above, there will be no shares of voting or non-voting capital stock, equity interests or other securities of any of the Selling Corporations authorized, issued, reserved for issuance or otherwise outstanding at the Closing. All of the outstanding MarketSmart Shares, Rightstuff Shares and Checkup Shares are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights. There are no bonds, debentures, notes or other Indebtedness of any of the Selling Corporations having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of any of the Selling Corporations may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which any of the Selling Corporations is a party or bound obligating any of the Selling Corporations to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any of the Selling Corporations or obligating any of the Selling Corporations to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking which will survive the Closing. There are no outstanding contractual obligations of any of the Selling Corporations to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of any of the Selling Corporations which will survive the Closing. Schedule 4.7 lists, for each of the Selling Corporations, (1) the number of each stock certificate issued by such Selling Corporation representing outstanding shares of stock of such Selling Corporation, (2) the record holder of each such stock certificate, and (3) the number of shares represented by each such stock certificate.

     4.8 Financial Statements. The Selling Corporations have previously furnished or made available to CGI and the Acquiring Corporations the unaudited balance sheets of the Selling Corporations as at August 31, 2004 (the "Unaudited Selling Corporations Balance Sheets"), and the related statements of income and cash flow for the eight months ended August 31, 2004, the unaudited balance sheets of the Selling Corporations as of December 31, 2002 and 2003, and the related statements of income and cash flow and notes thereto for the same fiscal years (collectively, the "Unaudited Selling Corporations Financial Statements"). All such Unaudited Selling Corporations Financial Statements fairly present the financial condition of Selling Corporations as of the dates indicated therein, respectively, are complete and correct in all material respects and accurately reflect all transactions of the Business.

     4.9 Conduct in the Ordinary Course; Absence of Changes. Since August 31, 2004, except as permitted by Section 6.4(a) and Article VIII, the Business has been conducted in the ordinary course of business, consistent with past practice, and there has been no change in the Business which has had, or could reasonably be anticipated to result in a Material Adverse Effect on any of the Selling Corporations.

     4.10 Real Property.

     (a) Schedule 4.10(a) lists (1) the street address of each parcel of Owned Real Property, and (2) any and all leases of all or any portion of any of Owned Real Property ("Owned Real Property Leases"). Any parcel of Owned Real Property that is not subject to an Owned Real Property Lease is occupied by the Selling Corporations and is used solely for the conduct of the Business. Schedule 4.10(a) lists for each Owned Real Property Lease: (i) the street address of each parcel subject to an Owned Real Property Lease, (ii) the identity of the lessor, lessee and current occupant (if different from lessee/lessor) under each Owned Real Property Lease, (iii) the term, the security deposit, if any, and rental payment terms of the Owned Real Property Leases (and any subleases) pertaining to each such Owned Real Property Lease, (iv) any commissions due now or in the future on any Owned Real Property Lease or in connection with an option to extend or renew and (v) any amendments to the Owned Real Property Leases.

     (b) Schedule 4.10(b) lists (1) the street address of each parcel of Leased Real Property, (2) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (3) the term and rental payment terms of the leases (and any subleases) pertaining to each such parcel of Leased Real Property.

     (c) The Selling Corporations have made available to CGI and the Acquiring Corporations true and correct copies of each deed for each parcel of Owned Real Property and, to the extent available, for each parcel of Leased Real Property, and all title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, other title documents and other documents relating to or otherwise affecting the Owned Real Property, the Leased Real Property, or the operation of the Business thereon or any other uses thereof.

     (d) The Selling Corporations have delivered or made available to CGI and the Acquiring Corporations correct and complete copies of all leases and subleases listed in Schedule 4.10(a) and Schedule 4.10(b) and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates) (the "Leases"). With respect to each such Lease:

     (1) such Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and represents the entire agreement between the respective landlord and tenant with respect to such property;

     (2) such Lease, together with the consent and/or estoppel certificate contemplated by Section 6.2, will not cease to be legal, valid, binding, enforceable and in full force and effect, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Lease or otherwise give the landlord or lessee a right to terminate such Lease;

     (3) neither any of the Selling Corporations nor, to the Knowledge of any of the Selling Corporations, any other party to such Lease, is in breach or default in any material respect, and, to the Knowledge of the Selling Corporations, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such Lease; and

     (4) the rental set forth in each Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

     4.11 Personal Property. (a) Schedule 4.11 lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, vehicles, rolling stock and other tangible personal property with a cost in excess of $5,000 used in the Business and owned or leased by any of the Selling Corporations (the "Tangible Personal Property").

     (b) The Selling Corporations have delivered or made available to CGI and the Acquiring Corporations correct and complete copies of all leases for Tangible Personal Property and any and all material ancillary documents pertaining thereto. With respect to each of such leases:

     (1) such lease, together with all ancillary documents delivered pursuant to the first sentence of this Section 4.11(b), is legal, valid, binding, enforceable, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property; and

     (2) neither any of the Selling Corporations nor, to the Knowledge of any of the Selling Corporations, any other party to such lease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under, such lease; and

     (3) such lease will not cease to be legal, valid, binding, enforceable, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or otherwise give the lessor a right to terminate such lease.

     (c) All Tangible Personal Property is adequate and usable for the use and purposes for which it is currently used, is in good operating condition, and has been maintained and repaired in accordance with good business practice.

     4.12 Working Capital. After deducting all of the payments and distributions contemplated by Section 6.4(a) below on or prior to the Closing Date, after deducting all outstanding checks written by the Selling Corporations as of the Closing Date, and after deducting all amounts needed to pay off in full all of the outstanding accounts payable of the Selling Corporations which are more than thirty (30) days old as of the Closing Date, the Selling Corporations will have a minimum aggregate working capital of at least $150,000in cash in the bank as of the Closing Date.

     4.13 Insurance. The Selling Corporations have furnished or made available to CGI and the Acquiring Corporations true and complete copies of all insurance policies and fidelity bonds covering the assets, business, equipment, properties and operations of the Selling Corporations relating to the Business, a list of which (by type, carrier, policy number, limits, premium and expiration date) is set forth in Schedule 4.13. All such insurance policies are in full force and effect and will remain in full force and effect with respect to all events occurring prior to the Effective Time.

     4.14 Permits. Schedule 4.14 lists all Permits used in or otherwise required for the conduct of the Business. Each of the Permits is valid and in full force and effect.

     4.15 Taxes. (a) All Tax Returns and reports in respect of Taxes required to be filed with respect to each of the Selling Corporations or the Business have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or informally by any Governmental Authority and, to the Knowledge of any of the Selling Corporations, no basis exists for any such adjustment; (e) there are no pending or, to the Knowledge of any of the Selling Corporations, threatened actions or proceedings for the assessment or collection of Taxes against any of the Selling Corporations or (insofar as either relates to the activities or income of any of the Selling Corporations or the Business or could result in Liability of any of the Selling Corporations on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with any of the Selling Corporations on a consolidated or combined basis; (f) no consent under
Section 341(f) of the Code has been filed with respect to any of the Selling Corporations; (g) there are no Tax Liens on any assets of the Selling Corporations or of the Business; and (h) the Selling Corporations have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

     4.16 Labor Matters. (a) The name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2003 and 2004, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of each of the Selling Corporations is accurately stated in that certain letter re: employees dated the date of this Agreement from Cox to
S. Patrick Martin, President and Chief Executive Officer of Websourced (the "Employee Salaries Letter").

     (b) No employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) exist between any of the Selling Corporations and any current or former stockholder, officer, director, employee or consultant.

                  (c)

     (1) None of the Selling Corporations is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by any of the Selling Corporations;

     (2) There are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of any of the Selling Corporations, threatened between any of the Selling Corporations and any of its employees;

     (3) There are no unfair labor practice complaints pending against any of the Selling Corporations before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of any of the Selling Corporations;

     (4) The Selling Corporations are currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Selling Corporations and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;

     (5) Each of the Selling Corporations has paid in full to all its employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees. Schedule 4.16(c)(5) accurately described the current vacation policy of the Selling Corporations and indicates, for each employee of the Selling Corporations, the amount of accrued but unused vacation time of such employee as of the Closing Date;

     (6) There is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by any of the Selling Corporations;

     (7) There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to any of the Selling Corporations; and

     (8) There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which any of the Selling Corporations has employed or currently employs any Person.

     4.17 Employee Benefit Plans. Schedule 4.17 lists all of the Selling Corporations' Employee Plans. The Selling Corporations have provided or made available to CGI and the Acquiring Corporations correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans,
(b) the most recent determination letters received from the IRS, (c) the three most recent Form 5500 Annual Reports and summary annual reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all related agreements, insurance contracts and other agreements which implement each of the Selling Corporations' Employee Plans. There are no restrictions on the ability of the sponsor of each of the Selling Corporations' Employee Plans to amend or terminate any of the Selling Corporations' Employee Plans and each of the
Selling Corporations' Employee Plans may be transferred by the Selling Corporations or their respective ERISA Affiliates to the Surviving Corporations.

     4.18 Environmental Matters. (a) The Selling Corporations have all Environmental Permits which are required under Environmental Laws, (b) the Selling Corporations are in compliance with all terms and conditions of such Environmental Permits, (c) the Selling Corporations are in compliance with all Environmental Laws and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, governmental Order, notice or demand letter issued, entered, promulgated or approved thereunder, (d) There has not been any event, condition, circumstance, activity, practice, incident, action or plan which will interfere with or prevent continued compliance with the terms of such Environmental Permits or which would give rise to any liability under any Environmental Law or give rise to any common law or statutory liability, based on or resulting from the Selling Corporations' or their agents' manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any Hazardous Substance, and (e) the Selling Corporations have taken all actions reasonably necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by any of the Selling Corporations (or any of their agents) thereunder.

     4.19 Certain Interests. (a) No officer, director or stockholder of any of the Selling Corporations, and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

     (1) has any direct or indirect financial interest in any competitor, supplier or customer of any of the Selling Corporations, provided, however, that the ownership of securities representing no more than three percent (3%) of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

     (2) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which any of the Selling Corporations uses or has used in the conduct of the Business or otherwise; or

     (3) has outstanding any Indebtedness to any of the Selling Corporations.

     (b) The Selling Corporations have no Indebtedness, Liabilities, nor any other obligation of any nature whatsoever to, any officer, director or stockholder of any of the Selling Corporations or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

     4.20 Litigation. Except as set forth in Schedule 4.20, there are no Actions pending, or to any of the Selling Corporations' Knowledge, threatened, against, relating to or affecting any of the Selling Corporations or the Business before any Court, Governmental Agency or any arbitrator or mediator. Neither any of the Selling Corporations nor any of the Stockholders is subject to any Order, including but not limited to any Order which prohibits or restricts the consummation of the transactions contemplated hereby or restricts in any way the ownership or operations of any of the Selling Corporations or the Business.

     4.21 Intellectual Property and Web Sites. Except for software, content, or other similar services/property purchased on a non-exclusive basis through contracts with vendors all of which contracts are in full force and effect and none of which contracts are currently subject to any contractual disputes nor have been threatened with cancellation or non-renewal by such vendors, the Selling Corporations have the exclusive rights, titles and interests in and to any and all Intellectual Property and all of the Web Sites used by, being developed by, or otherwise associated with the present or anticipated future operations of the Business.

     4.22 Inventories. The Selling Corporations' Inventories reflected in the Unaudited Selling Corporations Financial Statements and in the Selling Corporations Audited Financial Statements (as hereinafter defined), if any, are in proper working order and of merchantable quality, which can be sold in the ordinary course of the Business in a fashion consistent with the historical sales results, efficiencies, terms, conditions, pricing, and inventory turnover patterns of the Business.

     4.23 Receivables. The Selling Corporations' Receivables reflected in the Unaudited Selling Corporations Financial Statements and in the Selling Corporations Audited Financial Statements, consist solely of bona fide accounts receivable generated by the Business in the ordinary course, which can be collected in the ordinary course of the Business in a fashion consistent with the historical collection results, efficiencies, policies, procedures and patterns of the Business.

     4.24  Residency;  Investment  Sophistication;   Backgrounds.  Each  of  the
Stockholders: (a) is a resident of North Carolina; (b) is a fully "accredited", sophisticated investor capable of evaluating the potential risks of an investment in CGI Common Stock; (c) has received, read and understands the public filings of CGI with the United States Securities and Exchange Commission ("SEC"), including but not limited to CGI's Form 10-QSB for the quarter ended September 30, 2004, and the "Risk Factors" described in Item II of such Form 10-QSB; (d) has been afforded a full opportunity to conduct such additional "due diligence" investigation of CGI, WebSourced and its subsidiaries, and the Acquiring Corporations, including their respective businesses, management, balance sheets, financial results, prospects and Risk Factors as such Stockholder has deemed appropriate; (e) has retained and has been advised by his own competent lawyers and accountants in regard to the preparation, negotiation and execution of this Agreement and the transactions contemplated herein; (f) has never been charged, indicted or convicted of any criminal offense, excepting only minor traffic violations; and (g) is acquiring the shares of CGI Common Stock issued as part of the Merger Consideration, in good faith solely for his own account with the present intention of holding such shares for purposes of investment, and such Stockholder is not acquiring such shares with a view to or for subdivision, distribution, fractionalization or distribution thereof, in whole or in part, or as an underwriter or conduit to other beneficial owners or subsequent purchasers.

     4.25 Brokers. None of the Selling Corporations nor any of the Stockholders have employed any financial advisor, broker or finder in connection with the Mergers, and none of the Selling Corporations nor any of the Stockholders have incurred nor will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

     4.26 [This section intentionally left blank.]

     4.27 Indebtedness and Liabilities. On the Closing Date each of the Selling Corporations will be free and clear of all Indebtedness and Liabilities, including but not limited to liens, obligations, claims and encumbrances, actual or contingent, known or unforeseen, including but not limited to bank loans, stockholder loans, payroll claims, bonus and commission claims, unpaid payroll taxes, other unpaid taxes, pension obligations, employment discrimination claims, sexual harassment claims, breach of contract claims, credit card chargebacks in excess of $1,000, lawsuits, stock options, stock warrants, phantom stock plans, stock appreciation rights or plans, deferred compensation agreements, purchase agreements that cannot be cancelled by such Selling Corporation at any time, consulting agreements, employment agreements other than the Employment Agreements referred to in Section 7.1(b), severance agreements or "change of control" agreements of any nature, and any other liabilities of any nature whatsoever (collectively, "Claims of Any Nature") excepting only those liabilities shown on the Unaudited Selling Corporations Balance Sheet subject only to minor adjustments in liability line items incurred in the ordinary course of the Selling Corporations' business between August 31, 2004 and the Closing Date ("Approved Liabilities").

     4.28 Material Information. All material information concerning the Selling Corporations has been provided by the Stockholders to CGI and the Acquiring Corporations.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                       CGI AND THE ACQUIRING CORPORATIONS

     In order to induce the Stockholders and the Selling Corporations to enter into this Agreement and to consummate the transactions contemplated hereby, CGI and the Acquiring Corporations represent and warrant to each of the Stockholders and the Selling Corporations as follows:

     5.1 Organization and Qualification. Each of CGI, WebSourced and its subsidiaries, and the Acquiring Corporations is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each of CGI, WebSourced and its subsidiaries, and the Acquiring Corporations is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have a Material Adverse Effect on CGI, WebSourced and its subsidiaries, or the Acquiring Corporations. Each of CGI, WebSourced and its subsidiaries, and the Acquiring Corporations has made available to the Stockholders and the Selling Corporations true, complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date. Neither CGI, WebSourced and its subsidiaries, nor any of the Acquiring Corporations is in default under or in violation of any provision of its Articles of Incorporation or Bylaws. All of the issued and outstanding shares of capital stock of, or other equity interests in, each of the Acquiring Corporations are: (a) duly authorized, validly issued, fully paid, non-assessable; (b) owned, directly or indirectly, by CGI free and clear of all Liens; and (c) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to CGI, or otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest other than restrictions under the Securities Act and state securities laws.

     5.2 Capital Structure. The authorized capital stock of CGI consists of (a) 100,000,000 shares of CGI Common Stock and (b) 5,000,000 shares of "blank check" Preferred Stock, 500,000 shares of which have been designated "Series One Preferred Stock". ("CGI Preferred Stock"). As of the date of this Agreement: (1) 31,584,023 shares of CGI Common Stock were issued and outstanding; (2) no shares of CGI Preferred Stock were issued or outstanding; (3) 1,500,000 shares of CGI Common Stock were held in the treasury of CGI; and (4) 10,054,572 shares of CGI Common Stock were duly reserved for future issuance pursuant to CGI's outstanding warrants and options. Except as described above, there were no shares of voting or non-voting capital stock, equity interests or other securities of CGI authorized, issued, reserved for issuance or otherwise outstanding. All outstanding shares of CGI Common Stock are, and all shares of CGI Common Stock to be issued in connection with the consummation of the transactions contemplated by this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights. There are no bonds, debentures, notes or other indebtedness of CGI having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of CGI may vote. Except as described above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which CGI is a party or bound obligating CGI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CGI or obligating CGI to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither CGI, WebSourced or its subsidiaries, nor any of the Acquiring Corporations is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan or capital contribution) to or in any Person. All of the issued and outstanding shares of CGI Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws. The authorized capital stock of each of the Acquiring Corporations consists of 10,000 shares of common stock, $0.01 par value per share, 100 of which are duly authorized, validly issued and fully paid and non-assessable, and all of which are, and at the Closing Date will be, owned by CGI free and clear of any Liens.

     5.3 Authorization; Enforceability. Each of CGI and the Acquiring Corporations has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by each of CGI and the Acquiring Corporations, and no other action on the part of any of them is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by each of CGI and the Acquiring Corporations have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, each of them, enforceable against each of them, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     5.4 No Violation or Conflict. None of (a) the execution and delivery by CGI and the Acquiring Corporations of this Agreement and the other Documents to be executed and delivered by each of CGI and the Acquiring Corporations, (b) consummation by each of CGI and the Acquiring Corporations of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by each of CGI and the Acquiring Corporations at the Closing, will (1) conflict with or violate the Articles of Incorporation or By-Laws of any of them, (2) conflict with or violate any Law, Order or Permit applicable to any of them, or (3) conflict with or violate any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which any of them is a party or by which any of their respective properties may be bound or affected.

     5.5 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the other Documents by each of CGI and the Acquiring Corporations do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

     5.6 Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the Knowledge of CGI, threatened, against CGI, WebSourced or its subsidiaries, or any of the Acquiring Corporations which management of CGI believes could individually or in the aggregate have a material adverse impact upon CGI, WebSourced or its subsidiaries, or any of the Acquiring Corporations.

     5.7 Interim Operations. Each of the Acquiring Corporations was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and have engaged in no other business activities and have conducted their operations only as contemplated in this Agreement.

     5.8 Brokers. Neither CGI nor any of the Acquiring Corporations has employed any financial advisor, broker or finder, and neither CGI nor any of the Acquiring Corporations has incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

     5.9 Financing. The Cash Consideration has been obtained as is satisfactory to CGI.

     5.10  Material  Information.   All  material  information  concerning  CGI,
WebSourced and its subsidiaries, and the Acquiring Corporations has been provided to the Stockholders.

     5.11 Stock Consideration. If for any reason a registration statement filed with the SEC covering the Stock Consideration does not become effective within one year after the Closing Date, then following such one year anniversary of the Closing Date the Stock Consideration may be sold or transferred in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE VI
                                    COVENANTS

     6.1 Performance. Subject to the terms and conditions provided in this Agreement, each of the Parties shall use its respective reasonable best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be performed and fulfilled those of the conditions precedent to its obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary approvals, to the end that the transactions contemplated hereby will be fully and timely consummated.

     6.2 Regulatory and Other Authorizations; Notices and Consents.

     (a) Each of the Parties will use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Documents and will cooperate fully with each of the Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

     (b) Each of the Parties shall give promptly such notices to third parties and use itsbest efforts to obtain such third party consents and estoppel certificates as the Parties may deem necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement and the other Documents. The Parties shall cooperate with each other and use all reasonable efforts to assist in giving such notices and obtaining such consents and estoppel certificates.

     6.3 Notification. From the date this Agreement is signed by the Parties until the Closing, each Party to this Agreement shall promptly notify the other Parties in writing of the occurrence, or pending or threatened occurrence, of
(a) any event that would constitute a breach or violation of this Agreement by any Party or that could reasonably be anticipated to cause any representation or warranty made by the notifying Party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on the applicable disclosure Schedule if such event or circumstance occurred or existed on or prior to the date of this Agreement), and (b) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of such Party. Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a Party may have with respect to a breach of any representation, warranty or covenant.

     6.4 Conduct of Business Pending Closing.

     (a) At all times prior to the Closing Date, each of the Selling Corporations covenants and agrees that it shall conduct the Business only in the ordinary course of its Business consistent with past practices, and each of the Selling Corporations shall use its commercially reasonable efforts consistent with past practices to preserve intact the Business and to keep available satisfactory relationships with suppliers, customers and others having business relationships with it, excepting only that the Stockholders shall be permitted to cause the Selling Corporations to transfer, assign, release or otherwise dispose of the following assets:

     (1) the Selling Corporations shall be permitted to distribute to the Stockholders an aggregate amount of cash approximately equal to the federal and state income taxes payable by the Stockholders in regard to undistributed profits earned by the Selling Corporations during the taxable period beginning on January 1, 2004 and ending on the Closing Date, such aggregate amount of cash to be equal to $327,000; and

     (2) the Selling Corporations shall be permitted to pay off their line of credit from SouthTrust Bank extended pursuant to that certain Promissory Note dated May 17, 2004.

     Except in regard to clauses 6.4(a)(1) through 6.4(a)(2) listed above, from the date of this Agreement until the Closing Date there shall not be any material increases or decreases in compensation, capital expenditures, asset sales or affiliate transactions involving any of the Selling Corporations and/or the Stockholders, nor shall there be any unusual cash withdrawals, unusual payments, unusual contracts or contract provisions, or other unusual transactions or business practices involving any of the Selling Corporations and/or the Stockholders.

     (b) At all times prior to the Closing Date, except as otherwise set forth in this Agreement each of the Acquiring Corporations covenants and agrees that it will not, directly or indirectly, conduct any business or incur any Liabilities (contingent or otherwise).

     (c) Each of the Selling Corporations and the Stockholders agree that during the period from the date of signing of this Agreement until the Closing Date, each of the Selling Corporations and the Stockholders shall refrain from entering into, participating in, or responding to, any other negotiations, discussions, contracts, letters of intent, or other arrangements of any nature with any third parties (other than CGI and the Acquiring Corporations) regarding a disposition of any of the Selling Corporations' Business or assets, the sale of the stock of any of the Selling Corporations, or any other actions which might have the effect of impeding, delaying or making more costly the Mergers, provided, however, that this agreement shall no longer be legally binding upon any of the Selling Corporations and the Stockholders if the Closing has not occurred by January 31, 2005.

     (d) CGI, WebSourced and its subsidiaries, and the Acquiring Corporations agree that during the period from the date of signing of this Agreement until the Closing Date, each of CGI, WebSourced and its subsidiaries, and the Acquiring Corporations shall refrain from entering into, participating in, or responding to, any other negotiations, discussions, contracts, letters of intent, or other arrangements of any nature with any third parties (other than the Stockholders and the Selling Corporations) regarding the acquisition of any other so-called "traditional advertising and/or public relations company", or any other actions which might have the effect of impeding, delaying or making more costly the Mergers excepting only the Pending Registration Statement referred to in Section 10.1 below which CGI is contractually obligated to file and to use good faith efforts to obtain SEC approval as soon as practicable, provided, however, that this agreement shall no longer be legally binding upon CGI, WebSourced and its subsidiaries, or any of the Acquiring Corporations if the Closing has not occurred by January 31, 2005.

                                   ARTICLE VII
                               EMPLOYMENT MATTERS

     7.1 Current Employees. On the Closing Date, there will be no changes in the employment status, or in the terms and conditions of employment, of the employees of any of the Surviving Corporations prior to the Mergers, except that on or before the Closing Date, Cox, Finch and Thanhauser each shall enter into Employment Agreements in the forms of Exhibits 7.1(b)(1), 7.1(b)(2) and 7(b)(3), respectively. Employees of the Selling Corporations shall be entitled to carry over accrued but unused vacation tine, to the extent indicated on Schedule 4.16(c)(5), and the Surviving Corporations shall continue the vacation policy of the Selling Corporations, as such policy is set forth on Schedule 4.16(c)(5). Employees of the Selling Corporations will retain coverage with their current health insurance provider, if permitted such health insurance provider, until such date as the Parties mutually agree to transfer such coverage to the insurance provider of the Surviving Corporations.

     7.2 Management of Surviving Corporation. Thanhauser, Finch, Cox and CGI mutually acknowledge and agree that they intend for Thanhauser, Finch and Cox, as the CEO, President and Vice President of each of the Surviving Corporations, respectively, to manage and control the day-to-day operations of the Surviving Corporations pursuant to the Articles of Incorporation and Bylaws of the Surviving Corporations, respectively, but subject to the overall control of the Boards of Directors of the Surviving Corporations, respectively. Without limiting the generality of the foregoing:

     (a) Thanhauser, Finch, Cox and CGI mutually acknowledge and agree that they intend for Thanhauser, Finch and Cox, as the CEO, President and Vice President of each of the Surviving Corporations, respectively, to have control over day-to-day business operations of the Surviving Corporations, including primary authority regarding the hiring and firing of personnel, marketing strategy, pricing and other product and service strategies; but

     (b) Thanhauser, Finch, Cox and CGI also mutually acknowledge and agree: that they intend for the Boards of Directors of the Surviving Corporations to establish and communicate to Thanhauser, Finch and Cox, as the officers of the Surviving Corporations, from time to time, management controls representing policies established by such Boards of Directors; and that, without limiting the generality of the foregoing, none of the Surviving Corporations, nor any of its subsidiaries may take or agree to take, and neither Thanhauser, Finch nor Cox shall cause, assist nor participate in any fashion in such Surviving Corporation or any of its subsidiaries taking or agreeing to take, any of the following actions, without the prior express approving vote of the Board of Directors of such Surviving Corporation:

     (1) amend the Articles of Incorporation or By-laws of such Surviving Corporation;

     (2) wind-up, liquidate, dissolve or reorganize such Surviving Corporation, or adopt a plan or proposal contemplating any of the foregoing;

     (3) approve the annual budget of such Surviving Corporation for any fiscal year, or approve any course of action which is likely to cause such Surviving Corporation to materially deviate from its budget;

     (4) elect or remove corporate officers of such Surviving Corporation;

     (5) change the base or bonus compensation structure of any of the senior management level employees of such Surviving Corporation;

     (6) enter into, modify or terminate any employment agreements, severance agreements, profit sharing plans, pension plans, or similar agreements with any employee of or consultant to such Surviving Corporation;

     (7) issue securities of such Surviving Corporation, including debt or equity securities, options, rights or warrants, or any other securities which are convertible into or exchangeable for shares of common or preferred stock of such Surviving Corporation;

     (8) register any securities of such Surviving Corporation;

     (9) merge, consolidate or combine such Surviving Corporation with any other corporation, partnership or other entity;

     (10) sell assets of such Surviving Corporation, other than in the ordinary course of business;

     (11) purchase, sell, lease, acquire or dispose of stock or assets valued at $25,000 or more, including acquiring another company, division or line of business (other than matters provided for in such Surviving Corporation's annual budget approved in accordance with this Section);

     (12) declare or pay any dividends or any other distribution in respect of any securities of such Surviving Corporation, or redeem, acquire or retire any securities;

     (13) make or commit to make during any fiscal year capital expenditures or capital leases (other than capital expenditures and capital leases provided for in such Surviving Corporation's annual budget approved in accordance with this Section) which, in the aggregate, exceed $25,000;

     (14) enter into any contract, commitment or arrangement of any nature with any corporation, partnership or other entity directly or indirectly owned or controlled by, or an Affiliate of, any employee of such Surviving Corporation, or by any relative of any employee of such Surviving Corporation;

     (15) create any committee of the Board of Directors, or change a committee of the Board of Directors, of such Surviving Corporation;

     (16) borrow, issue bonds or notes, or otherwise incur debt or guarantee any debt (other than accounts payable incurred in the ordinary course of business, and any borrowing, issuance of bonds or notes, or other debt or guarantees of any debt provided for in such Surviving Corporation's annual budget approved in accordance with this Section);

     (17) mortgage, pledge, grant a security interest, or otherwise encumber the assets of such Surviving Corporation (other than any mortgage, pledge, grant of security interest, or other encumbrance provided for in such Surviving Corporation's annual budget approved in accordance with this Section);

     (18) initiate or settle any lawsuit or arbitration proceeding involving such Surviving Corporation, other than actions to collect debts owed to such Surviving Corporation;

     (19) retain independent certified public accountants to audit the books and financial records of such Surviving Corporation;

     (20) issue any press release of any type without the prior written approval of the Chief Executive Officer of CGI; or

     (21) take any action referred to in clauses (1) through (20) above, inclusive, relating to any subsidiary of such Surviving Corporation; and

     (c) Cox, Finch and Thanhauser will report directly to S. Patrick Martin, the President and Chief Executive Officer of WebSourced, or his successor.

     7.3 Assistant Controller. Following the Closing Date, the Surviving Corporations shall jointly hire a corporate Assistant Controller (the "Assistant Controller") jointly selected by Cox, Finch and Thanhauser as the officers of the Surviving Corporation, and by S. Patrick Martin, as the President and Chief Executive Officer of WebSourced. The Assistant Controller will be invited to attend all of the management meetings attended by the Controller of any of the Surviving Corporations, and the Assistant Controller will report to the Controller of each of the Surviving Corporations, and, as requested, to the President and Chief Executive Officer and Chief Financial Officer of WebSourced.

                                  ARTICLE VIII
                             PRE-CLOSING ASSIGNMENTS

     8.1 Sale and Assignment of Intellectual Property. The Stockholders hereby sell, convey, give, grant, assign and transfer to the Selling Corporations any and all rights, titles and interests of any nature whatsoever which they may have in or to the ownership or use of any and all Intellectual Property and Web Sites used in or associated with any of the Selling Corporations or the Business.

     8.2 Sale and Assignment of All Internet Interests. The Stockholders hereby sell, convey, give, grant, assign and transfer to the Selling Corporations any and all rights, titles and interests of any nature whatsoever, legal or beneficial, active or passive, which any of them may have in or to any other Person, business or Web Site involving advertising, public relations, so-called "secret shopping", or the sale or provision of information, goods or services over the internet, it being expressly acknowledged and agreed by the Stockholders that it is the intent of the Parties and of this Agreement that following the Mergers the Stockholders' only Business Interests in regard to advertising, public relations, so-called "secret shopping", or other businesses of any nature whatsoever involving the internet, will be their interests in CGI, WebSourced and its subsidiaries, and the Surviving Corporations.

                                   ARTICLE IX
                                     EARNOUT

     9.1 Contingent Earnout. Following the Closing Date, the Merger Consideration may be increased as follows: The Stockholders are entitled to earn a payment in cash (the "Earnout") contingent upon the aggregate pre-tax earnings of the Selling Corporations during the Earnout Period as certified by CGI's independent certified public accountants (the "Certified Aggregate Earnout Period Pre-Tax Earnings of the Selling Corporations"), per the following schedule:

     Certified Aggregate Earnout Period
     Pre-Tax Earnings of the
     Selling Corporations                               Earnout
     Less than $1,400,000                               $0
     $1,400,000 or more                                 $100,000

     The Earnout shall be paid within ten (10) days following the receipt by CGI from CGI's independent certified public accountants of the Certified Aggregate Earnout Period Pre-Tax Earnings of the Selling Corporations. CGI will use its best efforts to ensure that CGI's independent public accountants deliver the Certified Aggregate Earnout Period Pre-Tax Earnings of the Selling Corporations no later than 60 days after the end of the Earnout Period. In calculating the Certified Aggregate Earnout Period Pre-Tax Earnings of the Selling Corporations
(a) the aggregate salary and benefits of the Assistant Controller contemplated to be hired under Section 7.3, and (b) the aggregate costs in regard to any higher salaries, benefits and/or new perks for the Selling Corporations' employees (e.g. free lunches) that are required/requested by WebSourced, shall be added back, dollar-for-dollar, into such earnings to the effect that such calculation will be made as if such increases in employee salaries, benefits and perks had not occurred.

                                    ARTICLE X
                               REGISTRATION RIGHTS

     10.1 Filing of Registration Statement. The Stock Consideration will be unregistered, restricted stock and shall constitute restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. For purposes of calculating the one-year hold period in regard to said Rule 144, such period shall commence at the Effective Time. The Stock Consideration will be unregistered, restricted stock. CGI will grant the Stockholders certain registration rights with respect to the Stock Consideration pursuant to a Registration Rights Agreement in the form attached hereto as
Exhibit 10.1 (the "Registration Rights Agreement"), which will provide that, subject to the compliance of the Stockholders with the terms and conditions of the Registration Rights Agreement, CGI will file a registration statement (the "Registration Statement") with the SEC covering the Stock Consideration and other shares of CGI Common Stock, no later than one hundred twenty (120) days following the Closing Date and that CGI will use good faith efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable thereafter, provided, however, that if on the Closing Date CGI has another registration statement pending with the SEC (the "Pending Registration Statement"), then CGI shall not be obligated to file the Registration Statement until sixty (60) days following the date that the Pending Registration Statement, as the Pending Registration Statement may be amended, is declared effective.

                                   ARTICLE XI
                         CONDITIONS PRECEDENT TO CLOSING

     11.1 Conditions Precedent to the Obligations of the Parties. The obligation of each of the Parties to consummate the transactions described in this Agreement shall be subject to the fulfillment on or before the Closing of the following conditions precedent, each of which may be waived by a Party in its sole discretion:

     (a) Representations, Warranties and Covenants of the Stockholders and the Selling Corporations. The representations and warranties of the Stockholders and the Selling Corporations contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Stockholders and the Selling Corporations on or before the Closing shall have been complied with, and CGI and the Acquiring Corporations shall have received a certificate from the Stockholders and the Selling Corporations to such effect signed by the Stockholders and by a duly authorized officer of each of the Selling Corporations.

     (b) Representations, Warranties and Covenants of CGI and the Acquiring Corporations. The representations and warranties of each of CGI and the Acquiring Corporations contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the covenants and agreements contained in this Agreement to be complied with by CGI and the Acquiring Corporations on or before the Closing shall have been complied with, and the Selling Corporations shall have received a certificate to such effect signed by a duly authorized officer of CGI and each of the Acquiring Corporations.

     (c) No Adverse Change of any of the Selling Corporations. No events or conditions shall have occurred which individually or in the aggregate, have had, or may reasonably be anticipated to give rise to any Material Adverse Effect on any of the Selling Corporations.

     (d) No Adverse Change of CGI, WebSourced or its subsidiaries, or the Acquiring Corporations. No events or conditions shall have occurred which individually or in the aggregate, have had, or may reasonably be anticipated to give rise to any Material Adverse Effect on CGI, WebSourced or its subsidiaries, or any of the Acquiring Corporations.

     (e)  Governmental  Approvals.  Any  and  all  approvals  from  Governmental
Authorities required for the lawful consummation of the transactions contemplated by this Agreement and the other Documents shall have been obtained. The Articles of Merger and Plans of Merger shall have been filed with the Secretary of State of the State of North Carolina.

     (f) Consents. Any and all needed consents and approvals from third parties for the consummation of the transactions contemplated by this Agreement and the other Documents shall have been obtained.

     (g) No Actions, Suits or Proceedings. No Order of any Court or Governmental Authority shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement and the other Documents. No Litigation shall be pending or, to the Knowledge of the Parties to this Agreement, threatened, before any Court or Governmental Authority to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting any of the Selling Corporations shall be pending, and none of the Selling Corporations shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     (h) Shares. The Stockholders shall have delivered to CGI MarketSmart Certificates evidencing all of the MarketSmart Shares, Rightstuff Certificates evidencing all of the Rightstuff Shares, and Checkup Certificates evidencing all of the Checkup Shares.

     (i) Merger Consideration. CGI shall have delivered the Merger Consideration in accordance with Exhibit 2.6.

     (j) Closing Documents. Each Party shall have delivered to the other Parties, as applicable, the resolutions, certificates, documents and instruments set forth below:

     (1) a copy of the resolutions duly, validly and unanimously adopted by the Boards of Directors and stockholders of each of the Selling Corporations, CGI and each of the Acquiring Corporations, certified by the corporate secretary of the applicable entity, authorizing and approving the execution and delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby;

     (2) the corporate minute books and stock record books of each of the Selling Corporations shall have been delivered to the Acquiring Corporations, as applicable;

     (3) the Registration Rights Agreement; and

     (4) such other Documents and instruments as a Party or its counsel may reasonably request.

     (k) Audited Financial Statements. Blackman Kallick Bartelstein LLP ("BKB") shall have delivered to CGI audited financial statements of each of the Selling Corporations for 2002, 2003 and the first three quarters of 2004, prepared in accordance with GAAP, and accompanied by a signed, unqualified opinion of BKB (collectively, the "Audited Selling Corporations Financial Statements"), and an audited balance sheet of each of the Selling Corporations as of September 30, 2004 (collectively, the "Audited Selling Corporations Balance Sheet"), and such Audited Selling Corporations Financial Statements and Audited Selling Corporations Balance Sheet shall be consistent, in CGI's sole discretion, with the Unaudited Selling Corporations Financial Statements and Unaudited Selling Corporations Balance Sheets which have previously been provided to CGI.

     (l) Approvals of Boards of Directors. This Agreement and the transactions contemplated hereby shall have been approved by the Boards of Directors of each of CGI, the Acquiring Corporations, and the Selling Corporations.

     (m) Due Diligence. Each Party shall have completed its due diligence investigation of the other Parties (including without limitation an examination of corporate books and records, financials, historical operations, management, business practices, computer systems, prospects, legal, tax, ERISA and other matters), and the results of such investigation shall be satisfactory to each Party in its sole discretion.

     (n) [This Section intentionally has been left blank].

     (o) Buy-Sell Agreement. The Stockholders and MarketSmart shall have terminated that certain Market Smart Advertising, Inc. Buy-Sell Agreement dated September 2, 1999, and any other similar agreement among any of the Stockholders and any of the Selling Corporations.

     (p) Life Insurance. The Stockholders and the Selling Corporations shall have cancelled all currently outstanding policies of life insurance held by any of the Selling Corporations covering any of the Stockholders, including Prudential Insurance Policy Numbers 93208874, 93208877, and 93208880 held by MarketSmart, or all ownership and premium payment obligations in regard to such policies shall have been transferred and assigned to, and assumed by, the Stockholders.

     (q) Barbara Glaub. MarketSmart shall have delivered to CGI and the MarketSmart Acquisition Sub a letter, in form and substance acceptable to CGI, signed by Barbara Glaub (The Glaub Company) acknowledging and agreeing to the terms and conditions pursuant to which Barbara Glaub (The Glaub Company) is working with MarketSmart.

     (r) Working Capital. The Selling Corporations shall have satisfied the Chief Financial Officer of CGI, in his sole discretion, that as of the Closing Date the Selling Corporations are in compliance with the minimum aggregate working capital requirement set forth in Section 4.12 above.

                                   ARTICLE XII
                                 INDEMNIFICATION

     12.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall survive as follows until the expiration of the applicable statute of limitations. All covenants and agreements contained in this Agreement (and in the corresponding covenants and agreements set forth in any of the Documents) shall survive the Closing and continue in full force until fully performed in accordance with their terms.

     12.2 Indemnification.

     (a) The Stockholders agree to, jointly and severally, indemnify and hold harmless CGI and the Acquiring Corporations, and each of their respective successors and assigns, together with all of their officers and directors, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of
(1) any breach or default in the performance by the Stockholders or any of the Selling Corporations of any covenant or agreement of the Stockholders or the
Selling Corporations contained in this Agreement; (2) any material breach of warranty or inaccurate or erroneous representation made by the Stockholders or any of the Selling Corporations herein, in this Agreement or in any Schedule (including the Disclosure Schedule) delivered to CGI or any of the Acquiring Corporations pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Stockholders or any of the Selling Corporations pursuant hereto; and (3) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing, if and to the extent that such aggregate Losses exceed an aggregate of Fifty Thousand Dollars ($50,000). Without limiting the generality of the immediately preceding sentence, the Stockholders shall fully indemnify and hold harmless CGI and each of the Acquiring Corporations from and against all Claims of Any Nature regarding any of the Selling Corporations created or incurred prior to the Closing other than the Approved Liabilities ("Unapproved Liabilities") until the applicable statutes of limitations expire in regard to such liabilities if such aggregate Unapproved Liabilities exceed Fifty Thousand Dollars ($50,000). If the Selling Corporations have aggregate Losses and/or Unapproved Liabilities which exceed $50,000, then: (i) Stock Consideration with an aggregate fair market value equal to the amount by which such aggregate Losses and/or Unapproved Liabilities exceed $50,000 shall be delivered to CGI by the Stockholders and cancelled (the "Cancelled Shares") (for example, if prior to the Closing Date one of the Selling Corporations owes an employee a $100,000 sales commission that was not shown on the Unaudited Selling Corporations Balance Sheets and one of the Selling Corporations pays such sales commission after the Closing Date, and if on the date that such sales commission is paid the closing price of per share of CGI Common Stock is $10.00, then the number of Cancelled Shares shall be calculated as follows: ($100,000 - $50,000)/$10=$5,000; and therefore 5,000 shares of the Stock Consideration shall be delivered to CGI by the Stockholders and cancelled); and (ii) CGI shall be permitted to apply and offset, dollar-for-dollar, the amount by which such aggregate Losses and/or Unapproved Liabilities exceed $50,000 against the
Earnout, in each case on a pro rata basis. Any of the Stockholders' indemnification obligations that are not satisfied via the cancellation of Stock Consideration or via offset against the Earnout shall be owed jointly and severally by the Stockholders, and shall be paid by the Stockholders personally on a joint and several basis. The Stock Consideration shall be legended to reflect this agreement.

     (b) CGI and the Acquiring Corporations agree to, jointly and severally, indemnify and hold harmless the Stockholders and each of their respective successors and assigns, from and against any and all Losses which are caused by or arise out of (1) any material breach or default in the performance by CGI or any of the Acquiring Corporations of any covenant or agreement of CGI, WebSourced or its subsidiaries, or any of the Acquiring Corporations contained in this Agreement; (2) any material breach of warranty or inaccurate or erroneous representation made by CGI or any of the Acquiring Corporations herein, in this Agreement or in any Schedule delivered to the Stockholders or any of the Selling Corporations pursuant hereto or in any certificate or other instrument delivered by or on behalf of CGI or any of the Acquiring Corporations pursuant hereto; and (3) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing, if and to the extent that such aggregate Losses exceed an aggregate of Fifty Thousand Dollars ($50,000).

     (c) Any indemnified party seeking indemnification hereunder shall give to the party obligated to provide indemnification to such indemnified party a notice describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such notice the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based. After the giving of any notice pursuant hereto, the amount of indemnification to which an indemnified party shall be entitled under this
Article XII shall be determined by the written agreement between the indemnified party and the indemnifying party or by a final judgment or decree of any Court of competent jurisdiction.

     12.3 Third Party Claim. If any third person asserts a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against any indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (a) to participate in the defense thereof and be represented, at this or its own expense, by advisory counsel selected by it, and (b) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten (10) Business Days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (1) to participate in the defense thereof and be represented, at his or its own expenses, by advisory counsel selected by it, and
(2) to approve any settlement if the indemnified party's interests are, or would be, affected thereby, which approval shall not be unreasonably withheld, conditioned or delayed.


                                  ARTICLE XIII
                                    WARRANTS

13.1 Issuance of Warrants to Cox, Finch and Thanhauser. At the Closing, each of Cox, Finch and Thanhauser shall be issued warrants to purchase CGI Common Stock in accordance with the following terms and conditions:

Number        Exercise
of             Vesting       Expiration
Shares          Price           Date                   Date         Conditions
16,667           (1)       1st anniversary       5th anniversary    (4),(5),(6)
                          of the Closing Date  of the Closing Date
16,667           (2)       2nd anniversary       6th anniversary    (4),(5),(6)
                          of the Closing Date  of the Closing Date
16,666           (3)       3rd anniversary       7th anniversary    (4),(5),(6)
                          of the Closing Date  of the Closing Date

(1) Closing price per share of CGI Common Stock on the last trading day prior to the Closing Date.
(2) Closing price per share of CGI Common Stock on the last trading day prior to the first anniversary of the Closing Date.
(3) Closing price per share of CGI Common Stock on the last trading day prior to the second anniversary of the Closing Date.
(4) Such warrants shall be evidenced by the typical form of Warrant Agreement used by CGI, and all terms and conditions of such form of Warrant Agreement shall apply to and limit such warrants (for example, and without limiting the generality of the foregoing: as in the case of all warrants granted by CGI including those issued or to be issued to Gerard M. Jacobs and S. Patrick Martin, the number of shares covered by such warrants, and the strike price per share of such warrants, shall be appropriately adjusted to reflect any and all stock splits, stock dividends, and other corporate events following the date of issuance of such warrants).
(5) Such warrants shall not become vested and therefore cannot be exercised until the vesting date of such warrants, and such warrants shall terminate immediately in the event that Cox, Finch or Thanhauser, as the case may be, is not continuously employed by a subsidiary of CGI, for any reason, from the Closing Date until the vesting date of such warrants.
(6) Such warrants shall terminate if not exercised within thirty (30) days following the last day of employment of Cox, Finch or Thanhauser, as the case may be, by a subsidiary of CGI.

13.2 Issuance of Warrants to Certain Other Employees of the Selling Corporations. At the Closing, certain employees of the Selling Corporations, to be mutually identified by Cox, Finch, Thanhauser and S. Patrick Martin, shall be issued warrants to purchase an aggregate of 90,000 shares of CGI Common Stock in accordance with the following terms and conditions:

Number       Exercise
of           Vesting      Expiration
Shares        Price          Date                      Date         Conditions
90,000         (1)       1st anniversary        5th anniversary     (4),(5),(6)
                       of the Closing Date     of the Closing Date

(1) Closing price per share of CGI Common Stock on the last trading day prior to the Closing Date.
(4) Such warrants shall be evidenced by the typical form of Warrant Agreement used by CGI, and all terms and conditions of such form of Warrant Agreement shall apply to and limit such warrants (for example, and without limiting the generality of the foregoing: as in the case of all warrants granted by CGI including those issued or to be issued to Gerard M. Jacobs and S. Patrick Martin, the number of shares covered by such warrants, and the strike price per share of such warrants, shall be appropriately adjusted to reflect any and all stock splits, stock dividends, and other corporate events following the date of issuance of such warrants).
(5) Such warrants shall not become vested and therefore cannot be exercised until the vesting date of such warrants, and such warrants shall terminate immediately in the event that the grantee of the warrant is not continuously employed by a subsidiary of CGI, for any reason, from the Closing Date until the vesting date of such warrants.
(6) Such warrants shall terminate if not exercised within thirty (30) days following the last day of employment of the grantee of the warrant by a subsidiary of CGI.


                                   ARTICLE XIV
                                   TERMINATION

     14.1 Termination.

     (a) Either Party shall have the right to terminate this Agreement in the event that one of the conditions precedent to Closing set forth in Section 11.1 cannot be met.

     (b) This Agreement shall terminate if the Closing does not occur by January 31, 2004, unless such date is extended by mutual agreement of the Parties.

                                   ARTICLE XV
                                 TAX ALLOCATIONS

     15.1 Tax Allocations. Until the Closing Date, each of the Selling Corporations will continue to operate as a "Sub S" corporation, whose income is taxed at the shareholder level. Following the Closing, each of the Surviving Corporations will operate as a "C corp", whose income is taxed at the corporate level. Without limiting the generality of Sections 4.15 and 4.27, the
Stockholders expressly acknowledge and agree that they will be jointly and severally liable for the due and timely payment of all income taxes arising from the operating of each of the Selling Corporations prior to the Closing Date.

                                   ARTICLE XVI
                                  MISCELLANEOUS

     16.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by certified mail, return receipt requested, postage prepaid.

                  If to CGI or any of the Acquiring Corporations to:
                                    CGI Holding Corporation
                                    100 N. Waukegan Road, Suite 100
                                    Lake Bluff, IL  60044
                                    Attn: Gerard M. Jacobs

                  With a copy to:   Craig E. Behrenfeld
                                    Barnett, Bolt, Kirkwood, Long & McBride
                                    601 Bayshore Blvd.
                                    Suite 700
                                    Tampa, FL  33606

                  And with a copy to: WebSourced, Inc.
                                      300 Perimeter Park Drive, Suite D
                                      Morrisville, NC  27560
                                      Attn:  S. Patrick Martin

                  If to the Stockholders or any of the Selling Corporations:
                                      Gregory Cox
                                      MarketSmart Advertising
                                      5109 Holly Ridge Drive, Suite 210
                                      Raleigh, NC  27612

                  With a copy to:     Terry J. Carlton
                                      Jordan Price Wall Gray Jones & Carlton
                                      P.O. Box 10669
                                      Raleigh, North Carolina  27605-0669


     All notices, requests, consents and other communications hereunder shall be deemed to have been delivered (1) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (2) if sent by facsimile transmission, at the time receipt has been acknowledged by electronic confirmation or otherwise, (3) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (4) if sent by certified mail, on the fifth (5th) Business Day following the day such mailing is made.

     16.2 Entire Agreement. This Agreement and the other Documents embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

     16.4 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the Parties without the prior written consent of the other Parties.

     16.5 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

     16.6 Waivers. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     16.7 No Third Party Beneficiary. Except as otherwise provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, the indemnified entities and persons referred to in Article XII are expressly acknowledged to be third party beneficiaries of this Agreement.

     16.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     16.9 Publicity. The Selling Corporations and CGI shall issue the press release attached hereto as Exhibit 16.9. Except as required by Law, no Party shall make any other press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Parties.

     16.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the Law of the State of Illinois without giving effect to the conflict of law principles thereof.

     16.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, either manually or via facsimile transmission of signatures, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     16.12 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     16.13 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

     16.14 Further Assurances. At any time and from time to time after the Closing Date each Party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively carry forth the terms and conditions of this Agreement and the Documents.

     16.15 Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Raleigh, North Carolina, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of one arbitrator. If the parties cannot agree on the arbitrator, the office of the American Arbitration Association in Raleigh, North Carolina, shall make the necessary appointment. The decision or award of the arbitrator shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of Illinois shall govern. Notwithstanding the agreement to arbitrate contained in this Section 16.15, any party may apply to any court having jurisdiction to enforce this Agreement to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved.

     16.16 Incorporation by Reference. Each Exhibit and Schedule to this Agreement is hereby incorporated into this Agreement by reference thereto, with the same legally binding force and effect as if such Exhibit or Schedule were fully set forth herein.

                                  ARTICLE XVII
                                   CO-LOCATION

     17.1 Co-Location. The Stockholders shall deliver to CGI at Closing a Lease Modification and Consent Agreement, duly executed by the current landlord for MarketSmart, in the form attached as Exhibit 17.1.

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                         CGI HOLDING CORPORATION

                         By:     /s/ Gerard M. Jacobs
                         -----------------------------
                         Name:   Gerard M. Jacobs
                         Title:  President

                         MARKETSMART ACQUISITION SUB, INC.
                         By:     /s/ S. Patrick Martin
                         ------------------------------
                         Name:   S. Patrick Martin
                         Title:  President

                         RIGHTSTUFF ACQUISITION SUB, INC.
                         By:     /s/ S. Patrick Martin
                         -----------------------------
                         Name:   S. Patrick Martin
                         Title:  President

                         CHECKUP ACQUISITION SUB, INC.
                         By:     /s/ S. Patrick Martin
                         -----------------------------
                         Name:   S. Patrick Martin
                         Title:  President

                         MARKETSMART ADVERTISING, INC.
                         By:     /s/ M. Lewis Finch III
                         ------------------------------
                         Name:   M. Lewis Finch III
                         Title:  President

                         RIGHTSTUFF INC. d/b/a BRIGHT IDEA STUDIO.
                         By:     /s/ M. Lewis Finch III
                         -------------------------------
                         Name:   M. Lewis Finch III
                         Title:  President

                         CHECKUP MARKETING, INC.
                         By:     /s/ M. Lewis Finch III
                         -------------------------------
                         Name:   M. Lewis Finch III
                         Title:  President



                         /s/ Steven Thanhauser
                         Steven Thanhauser, in his individual capacity and in his capacity as a Stockholder, director and officer of each of the Selling Corporations


                         /s/ Gregory J. Cox
                         Gregory J. Cox, in his individual capacity and in his capacity as a Stockholder, director and officer of each of the Selling Corporations


                         /s/ M. Lewis Finch III
                         M. Lewis Finch III, in his individual capacity and in his capacity as a Stockholder, director and officer of each of the Selling Corporations



                              Disclosure Schedules

for the Merger Agreement relating to merger of MARKETSMART ADVERTISING, INC. "MarketSmart"), into MARKETSMART ACQUISITION SUB, INC.; merger of RIGHTSTUFF INC. d/b/a BRIGHT IDEA STUDIO ("Rightstuff") into RIGHTSTUFF ACQUISITION SUB, INC.; and merger of CHECKUP MARKETING, INC. ("Checkup") into CHECKUP ACQUISITION SUB, INC.


                             DISCLOSURE SCHEDULE 4.1
                         Jurisdictions in which Licensed


Jurisdictions in which the failure to be licensed or qualified could have a Material Adverse Affect on any of the Selling Corporations.


                                      None

                             DISCLOSURE SCHEDULE 4.7

List of shareholders, certificates and number of shares outstanding of Selling Corporations

                                   MarketSmart

Available         1000
Issued            1000     ($1 Par Value)

Certificate       #1       Gregory J. Cox   33 1/3            Voided
                  #2       Steve Thanhauser 33 1/3            Voided
                  #3       M. Lewis Finch   33 1/3            Voided
                  #4       Gregory J. Cox   333 1/3
                  #5       Steven Thanhauser333 1/3
                  #6       M. Lewis Finch   333 1/3


                                   RightStuff

Available         100,000
Issued            1000     ($ Par Value)

Certificate       #1       Gregory J. Cox   33 1/3            Voided
                  #2       Steven Thanhauser33 1/3            Voided
                  #3       M. Lewis Finch   33 1/3            Voided
                  #4       Gregory J. Cox   333 1/3
                  #5       Steven Thanhauser333 1/3
                  #6       M. Lewis Finch   333 1/3


                               Check Up Marketing

Available         100,000
Issued            10       ($100 Par Value)

Certificate       #1       Gregory J. Cox   33 1/3            Voided
                  #2       Steven Thanhauser33 1/3            Voided
                  #3       M. Lewis Finch   33 1/3            Voided
                  #4       Gregory J. Cox   3 1/3
                  #5       Steven Thanhauser3 1/3
                  #6       M. Lewis Finch   3 1/3


                           DISCLOSURE SCHEDULE 4.10(a)
      List of Owned Real Property and List of Leases of Owned Real Property


                                      None



                           DISCLOSURE SCHEDULE 4.10(b)
                          List of Leased Real Property


Lessee               Lessor            Street Address        Term                      Rental Payments
-------------------- ----------------- --------------------- ------------------------- -------------------

MarketSmart          TLC Properties    5109 Holly Ridge      Month-to-month            From 11/1/02 to 11/1/06 -
                     of NC, LLC        Drive, Raleigh,       commencing on November    $9000.00 per month
                                       North Carolina        1, 2002



                            DISCLOSURE SCHEDULE 4.11
                       List of Tangible Personal Property



Workstations                                     86
File Cabinets                                    75
Tables                                           26
Chairs                                          126
Bookcases                                        35
Cabinets other                                    3


Accounting:
                                                 11  File Cabinets
                                                  5  Workstations
                                                  5  Tables
                                                  1  Book case
                                                  7  Chairs

Checkup Marketing:
                                                  2  File Cabinets
                                                  2  Workstations
                                                  1  Table
                                                  1  Book case
                                                  3  Chairs

Creative War Room (Down Stairs)
                                                  0  File Cabinets
                                                  4  Workstations
                                                  2  Table
                                                  1  Conference Table
                                                  4  Book case
                                                 12  Chairs

Subway Central:
                                                  5  File Cabinets
                                                  3  Workstations
                                                  3  Table
                                                  1  Book case
                                                  5  Chairs

WordSmith:
                                                  5  File Cabinets
                                                  4  Workstations
                                                  1  Table
                                                  1  Book case
                                                  7  Chairs

IT Office
                                                  1  File Cabinets
                                                  2  Table
                                                  3  Book case
                                                  2  Chairs

Down Stairs Conference Room:
                                                  1  Conference Table
                                                  4  Stairs

Bright Ideas Studio:
                                                  1  File Cabinets
                                                  7  Workstations
                                                 12  Book case
                                                 12  Chairs

Office Manager Suite:
                                                  2  File Cabinets
                                                  2  Table
                                                  3  Workstations
                                                  6  Chairs

Kitchen
                                                  1  Round Table
                                                  1  Table
                                                  1  Cabinet
                                                  1  Coffee Maker
                                                  1  Refrigerator
                                                  4  Chairs

Mailroom
                                                  1  Workstation
                                                  1  Counter
                                                  1  Chair
                                                  1  Book case

Office Manager Suites:
                                                  3  Workstations
                                                  2  Tables
                                                  2  File Cabinets
                                                  6  Chairs

Media:
                                                  8  Workstations
                                                 12  File Cabinets
                                                  4  Book case
                                                 11  Chairs


Liz Byrd's Office
                                                  1  Workstation
                                                  2  Chairs
                                                  2  File Cabinets

Amish's old Office
                                                  1  Workstation
                                                  2  Chairs
                                                  2  File Cabinets
                                                  1  Book case

Front Reception area
                                                  1  Workstation
                                                  4  Chairs
                                                  2  Tables
                                                  1  File Cabinet

Creative Up Stairs:
                                                  3  Carts
                                                  2  Workstations
                                                  4  File Cabinets
                                                  9  Chairs

Eric's Office:
                                                  1  Workstation
                                                  2  Tables
                                                  2  Chairs
                                                  1  File Cabinet

Copy Room:
                                                  1  Table
                                                  2  Cabinets
                                                  2  Book cases
                                                  3  File Cabinets

Liz M Office:
                                                  1  Workstation
                                                  2  Chairs
                                                  2  Book cases
                                                  1  Table
                                                  1  File Cabinet

Greg Cox Office:
                                                  1  Workstation
                                                  1  Book case
                                                  1  File Cabinet
                                                  3  Chairs




Kimberly Mears Office:
                                                  1  Workstation
                                                  1  Chair


Web Usability Room:
                                                  1  Workstation
                                                  1  File Cabinet

Steve's Office:




Dell Dimension 2400                     17
Dell Dimension 3000                      1
Dell Dimension 8400                      1
Dell Dimension older other              16
HP Laptops                               2
MAC                                     11
File Servers                             4
Fax Machines                             2
17" Dell Monitors                       29
19" Dell Monitors                        3
Monitors older other                     8
HP LaserJet 6L                           2
HP LaserJet                              1
HP 1100 LaserJet                         2
HP 1150 LaserJet N                       1
HP 1000 LaserJet N                       1
HP 1200 LaserJet N                       1
HP 1300 LaserJet N                       1
HP 8000n LaserJet N                      1
HP IIISi LaserJet N                      1
Kyocera FS - C8008N                      1
Dell 740                                 3
Epson CX5400                             4
Dell 920                                 3
HP 5150 DeskJet                          1
HP C932 DeskJet                          1
Lexmark Z52                              1



                            DISCLOSURE SCHEDULE 4.13
                           List of Insurance Policies


Company            Insurance       Type of        Carrier      Amount of        Expiration date   Amount of coverage
                   Policy          coverage                    premium
------------------ --------------- -------------- ------------ ---------------- ----------------- ---------------------

MarketSmart        Policy #:       Workers        Accident     Estimated        11/21/05          Bodily Injury by
                   WCV 5014866     Compensation   Fund         annual                             Accident per
                                   and            Insurance    premium: $4,052                    accident: $100,000
                                   Employers      Company of
                                   Liability      America                                         Bodily Injury by
                                                                                                  Disease policy
                                                                                                  limit: $500,000

                                                                                                  Bodily Injury by
                                                                                                  Disease each
                                                                                                  employee: $100,000

MarketSmart        Policy #:       Premises       Erie         Total annual     9/1/05            Each occurrence:
                   Q45  0190771    insurance      Insurance    premium: $652                      $1,000,000
                   NC              for 5109       Group
                                   Holly Ridge                                                    Personal &
                                   Drive, Suite                                                   advertising injury:
                                   210,                                                           $1,000,000
                                   Raleigh, NC
                                                                                                  General aggregate
                                                                                                  limit: $2,000,000

                                                                                                  Products/Completed
                                                                                                  operations
                                                                                                  aggregate limit:
                                                                                                  $2,000,000

                                                                                                  Employee
                                                                                                  dishonesty: $50,000

Rightstuff         Policy #: Q44   Premises       Erie         Total deposit    8/1/05            Each occurrence:
                   0151872         insurance      Insurance    premium: $5,649                    $1,000,000
                                   for 5109       Group
                                   Holly Ridge                                                    Personal &
                                   Drive, Suite                                                   advertising injury:
                                   210,                                                           $1,000,000
                                   Raleigh, NC
                                                                                                  General aggregate
                                                                                                  limit: $2,000,000

                                                                                                  Products/Completed
                                                                                                  operations
                                                                                                  aggregate limit:
                                                                                                  $2,000,000

MarketSmart        Policy          Professional   Houston      $8,744.75        9/15/05           Aggregate and per
                   #:H704-15121    liability      Casualty                                        claim $1,000,000
                                   errors &       Company
                                   omissions

MarketSmart        Policy #s:      Employee       UnitedHealthcEstimated        [effective date   variable
                   05R0269         health                      monthly          5/1/04]
                   05R0270                                     initial
                                                               coverage:
                                                               $8,675.99

MarketSmart        [customer #:    Employee       MetLife      Estimated        [effective date   variable
                   5561107]        life,                       monthly life:    4/1/02]
                                   disability                  $146.96
                                   and dental
                                                               Estimated
                                                               monthly
                                                               disability:
                                                               $300.95

                                                               Estimated
                                                               monthly dental:
                                                               $765.14

..MarketSmart       Policy # :      Life           Prudential                    [assumed by Mr.
                   93-208-874      insurance      Financial                     Thanhauser on
                                   policy on                                    1/1/05]
                                   the life of
                                   Steven D.
                                   Thanhauser

MarketSmart        Policy #:       Life           Prudential                    [assumed by Mr.
                    93-208-877     insurance      Financial                     Cox on 1/1/05]
                                   policy on
                                   the life of
                                   Gregory J.
                                   Cox

MarketSmart        Policy #s:      Life           Prudential                    [assumed by Mr.
                   93-208-880      insurance      Financial                     Finch on 1/1/05]
                   V6-054-866      policy on
                                   the life of
                                   Melvin L.
                                   Finch




                            DISCLOSURE SCHEDULE 4.14
                    List of all Permits used for the Business


 ---------------- -------------------------------------------------------------
 Company          Permits
 ---------------- -------------------------------------------------------------
MarketSmart       Merchant's Certificate of Registration dated 1/20/95 issued by North Carolina Department of Revenue

                  Business Privilege License issued by City of Raleigh (renewed annually)

RightStuff        North Carolina sales & use tax identification number issued by North Carolina Department of Revenue dated 5/5/99

Checkup Merchant's Certificate of Registration dated 4/24/03 issued by North Carolina Department of Revenue


                         DISCLOSURE SCHEDULE 4.16(c)(5)
             Vacation Policy and Accrued Vacation for Each Employee


                   [SEE ATTACHED MARKETSMART VACATION POLICY]



Company             Employee                       Accrued Vacation Time (hours)
------------------- ---------------------------    ----------------------------
MarketSmart         Suzanne Austin                                18.5

                    Donna Blackmer                                0

                    Regina Bowden                                 3.0

                    Judi Burnell                                  4.14

                    Liz Byrd                                      15.14

                    Ann Cavender                                  15.01

                    Greg Clark                                    24.75

                    Sherry Clark                                  15.75

                    Sarah Cope                                    23.83

                    Greg Cox                                      0

                    Amish Desai                                   37.0

                    Susie Eitel                                   19.50

                    Marilyn Fast                                  16.5

                    Lewis Finch                                   0

                    Terry Fowler                                  39.13

                    Christine Gill                                0

                    David Haas                                    10.0

                    M.C. Hackney                                  40.0

                    Patrick Harrell                               36.5

                    Janet Hendley                                 0

                    Jerry Hester                                  0

                    Cynthia Jackson                               10.0

                    Candace Lewis                                 0

                    Amy Loeffler                                  10.0

                    Liz Manera                                    22.5

                    Julie Marco                                   20.5

                    Sheila Matthews                               16.5

                    Chris McCabe                                  40.0

                    Kimberly Mears                                0

                    Patti Medina                                  37.56

                    Eric Miller                                   30.29

                    Chris Moran                                   4.5

                    Glenna Musante                                40.0

                    Mary Odegaard                                 11.5

                    Bob Perman                                    40.0

                    Chris Phillips                                27.0

                    Dawn Pitman                                   16.0

                    Kathleen Punzalan                             34.67

                    Lauren Roach                                  -1.75

                    Scott Rucci                                   39.73

                    Allie Schatz                                  32.75

                    Erik Smith                                    12.0

                    Laurie Sparks                                 11.34

                    Steve Thanhauser                              0

                    John Trice                                    0

                    Lauren Viola                                  40.0

                    Linda Wente                                   40.0

                    Karen Williams                                19.75

                    Dennis Wipper                                 -2.0


RightStuff          None                                          None

Checkup             None                                          None

                            DISCLOSURE SCHEDULE 4.17
                             Employee Benefit Plans






Company                    Employee Benefit Plans
------------------------- -----------------------------------------------------
MarketSmart                UnitedHealthcare - medical and dental insurance

                           MetLife - life, disability and dental insurance

                           Principal Financial Group - retirement savings plan

RightStuff                 None

Checkup                    None


                            DISCLOSURE SCHEDULE 4.20
                                   Litigation



                                      None

99.1 Press Released dated January 14, 2005 announcing closing of acquisition of MarketSmart Companies.

CGI Holding Corporation Acquires MarketSmart Advertising
Friday January 14, 11:38 am ET

Deal Merges World's Largest Search Engine Marketing Firm with Major N.C. Full-Service Ad Agency

LAKE BLUFF,  Ill.--(BUSINESS WIRE)--Jan. 14, 2005--CGI Holding Corp. (OTCBB:CGIH
- News; the "Company") today announced that it has closed its previously announced acquisition of MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studio, and Checkup Marketing, Inc. (the "MarketSmart Companies"), for $3 million plus 1 million shares of the Company's restricted common stock. The Company has also issued warrants to purchase an aggregate of 260,000 shares of the Company's restricted common stock to the stockholders and employees of the MarketSmart Companies. The Company expects the merger to be immediately accretive to its earnings.

Based  in  Raleigh,   N.C.,  the  MarketSmart   Companies  provide   world-class
advertising, public relations, marketing, branding and shopping evaluation services. The founding partners of the MarketSmart Companies -- Greg Cox, Lewis Finch III and Steven Thanhauser -- will continue to lead the businesses following the merger.

CGI Holding Corp., based in Lake Bluff, Ill. (see www.cgiholding.com) also owns WebSourced, Inc., Morrisville, N.C., recognized as the world's largest search engine marketing firm, and Cherish, Inc., Clearwater, Fla., a leading Internet dating company.

"We see this as a powerful, synergistic move designed to combine our strengths as an award-winning ad agency with a world leader in online services," said Steven Thanhauser, CEO of MarketSmart. "The Internet has transformed the way businesses compete for market share worldwide. This move reflects that change and positions us to help our clients develop marketing programs and ad campaigns that will help them maximize their marketing opportunities. WebSourced is a powerhouse and together we see great things on the near horizon."

Steven "Pat" Martin, CEO of WebSourced, also described the merger as a positive move for the companies involved. "Combining MarketSmart's traditional advertising and marketing talents with WebSourced's search engine marketing acumen will allow us to provide a truly integrated service," Martin said. "With this move, we see WebSourced and MarketSmart emerging as a world leader in both interactive marketing and traditional advertising."

CGI Holding Corporation, based in Lake Bluff, Ill. (see www.cgiholding.com) currently has four subsidiaries: WebSourced, Inc., Morrisville, N.C., a leader in search engine optimization, pay-per-click campaign management, and online dating (see www.websourced.com, www.keywordranking.com and www.cherish.com): and MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com).

Statements made in this press release that express the Company's or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe", "expect", "intend", "estimate", "anticipate", "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. Other factors that could cause the Company's actual activities, results or performance to differ materially include risks and uncertainties relating to: limited operating history; new business model; historical losses; volatile stock price; difficulty of identifying and closing acquisitions; potential dilution; difficulty integrating acquisitions; difficulty managing growth; availability of skilled labor; dependence on key personnel; lack of long-term contracts; lack of brand awareness; dependence on Internet and telecommunications infrastructure; regulations; dependence on Internet and search engines; competition; future of search engine optimization; taxation; numerous online dating industry risks; need to attract paying members; member acquisition costs; rapid technological change; service interruptions; dependence on affiliates and third party providers; information liability; hurricanes and other catastrophes; issues regarding adult content; physical and emotional safety of users; security breaches; viruses; credit card fraud; protection of intellectual property; insider control; no dividends; provisions of Nevada law; no guarantee of Amex listing; and other factors and risks discussed in the Company's filings with the Securities and Exchange Commission. The Company cannot guarantee future financial results, levels of activity, performance or achievements and investors should not place undue reliance on the Company's forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.


[GRAPHIC OMITTED]
Contact:
CGI Holding Corporation
Gerard M. Jacobs, 847-615-2890
gjacobs@cgiholding.com
or
WordSmith Communications, Inc
Glenna Musante, 919-782-2360
gmusante@marketsmart.net